United States Gasoline Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$8,790,671
Unrealized Gain (Loss) on Market Value of Futures	11,746,195
Interest Income	13,742
ETF Transaction Fees	2,000
Total Income (Loss)	$20,552,608

Expenses
Investment Advisory Fee	$40,210
Brokerage Commissions	6,674
NYMEX License Fee	1,621
Non-interested Directors' Fees and Expenses	449
Prepaid Insurance Expense	126
Other Expenses	12,710
Total Expenses	61,790
Expense Waiver	(2,658)
Net Expenses	$59,132
Net Gain (Loss)	$20,493,476

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/09	$71,511,754
Additions (100,000 Units)	3,147,860
Withdrawals (200,000 Units)	(5,105,292)
Net Gain (Loss)	20,493,476

Net Asset Value End of Period	$90,047,798
Net Asset Value Per Unit (2,800,000 Units)	$32.16

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502